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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): July 23, 1996 (July 19, 1996)
                                                  -----------------------------

                      BUILDERS WAREHOUSE ASSOCIATION, INC.
                      ------------------------------------
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

       Colorado                    0-2108-2                      84-1090968
       --------                    --------                      ----------
(STATE OR JURISDICTION            (COMMISSION                  (IRS EMPLOYER
   OF INCORPORATION)              FILE NUMBER)               IDENTIFICATION NO.)

2800 28th STREET, #100, SANTA MONICA, CALIFORNIA                   90405
- ------------------------------------------------                   -----
(Address of principal executive offices)                        (Zip code)

Registrant's telephone number, including area code:   (310) 453-4371
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Item 4.     Changes in Registrant's Certifying Account

        a. On July 19, 1996, notice was received that effective July 16, 1996, Jay J. Shapiro, CPA ("Shapiro"), resigned as certifying accountant for Builders Warehouse Association, Inc. (a Colorado corporation) ("BWAI"). Shapiro's report on BWAI's financial statements for the year ended May 31, 1995, which was the only fiscal year during which Shapiro was the certifying accountant for BWAI, and all subsequent interim periods preceding the date hereof contained no adverse opinion or disclaimer of opinion, and was not qualified as to uncertainty, audit scope or accounting principles.

            During the year ended May 31, 1995, which was the only year during which Shapiro was the certifying accountant for BWAI, and all subsequent interim periods preceding the date hereof, there were no disagreements between BWAI and Shapiro on any matters of accounting principles or practices, financial statement disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of Shapiro, would have caused him to make a reference to the subject matter of the disagreements in connection with its reports.

            None of the "reportable events" described in Item 304(a)(1)(ii) occurred with respect to BWAI within the most recent fiscal year end and the subsequent interim periods to the date hereof.

        b. Effective June 20, 1996, BWAI engaged Weinbaum & Yalamanchi ("WY") as its principal accountants. During the most recent fiscal year end and the subsequent interim periods to the date hereof, BWAI did not consult WY regarding any of the matters or events set forth in item 304(a)(2)(i) and (ii) of Regulation SB. The decision to engage WY was approved by the Board of Directors of BWAI.

Item 7.     Exhibits

            Exhibit 16.1 Letter from Jay J. Shapiro, CPA to the Securities and Exchange Commission dated July 16, 1996.

            Exhibit 16.2  Letter from Jay J. Shapiro, CPA concurring with
                          Item 4(a).

                                   Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Builders Warehouse Association, Inc.
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                                            (Registrant)

Date: July 23, 1996                By: /s/ Barry Witz
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                                       Barry Witz
                                       Chief Executive Officer